THURSDAY, APRIL 21, 2016 ANNUAL MEETING OF SHAREHOLDERS

During the course of this presentation, we will be providing you with a discussion of some of the factors we currently anticipate may influence the future results of Republic Bancorp, Inc. (“Republic” or the “Company”), as well as certain financial projections. We want to em-phasize that these forward-looking statements involve judgment, and that individual judg-ments may vary. Moreover, these statements are based on limited information available to us now, which is subject to change. Actual results may differ substantially from what we say today and no one should assume later that the comments we provide today are still valid. They speak only as of today. Specific risk factors that could change causing our projections not to be achieved are discussed in the “Risk Factors” section of our Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 11, 2016, and other reports filed with the SEC from time to time. 2 SAFE HARBOR

STEVE TRAGER Chairman and Chief Executive Officer 3 OPENING REMARKS

REPUBLIC BANK BANKING CENTERS

Louisville, KY	17
Lexington, KY	4
Owensboro, KY	2
Covington, KY	1
Crestwood, KY	1
Elizabethtown, KY	1
Florence, KY	1
Frankfort, KY	1
Georgetown, KY	1
Independence, KY	1
Shelbyville, KY	1
Shepherdsville, KY	1
Floyds Knobs, IN	1
Jeffersonville, IN	1
New Albany, IN	1
Port Richey, FL	1
Temple Terrace, FL	1
Blue Ash, OH	1
Franklin, TN	1
Nashville, TN	1



Pending Cornerstone Acquisition

Largo, FL	1
Seminole, FL	1
St. Petersburg, FL	2

REPUBLIC BANK
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5 1998 – IPO completed2.6million shares issued (adjusted) NASDAQ SymbolRBCAA Shares Outstanding – 12/31/1520.9million Market Capitalization – 12/31/15$552 million Average Daily Volume 18,260 shares (trailing 12 months at 12/31/15) Stock Price – 12/31/15$26.41 Stock Price - 12/31/14$24.72 Book Value Per Share – 12/31/15$27.59 Tangible Book Value Per Share – 12/31/15$26.87 Diluted Earnings per Class A Common Stock (2015)$1.70 Price / Tangible Book Value Per Share - 12/31/1598.3% Price / Earnings Ratio 15.5 X (trailing 12 months as of 12/31/15) Class A Common Stock Dividend Yield – 12/31/152.96% Number of stock dividends since IPO in 19984 Quarterly Cash Dividend increases since IPO in 1998 16 5 year compound growth rate of quarterly cash dividends 6.80% STOCK OVERVIEW

$0.80 $0.74 $0.52 $0.21 $0.21 $0.31 $0.20 $0.12 $0.14 6 $1.20 Ordinary DividendSpecial Dividend $1.10 $1.00 $0.78 $0.65 $0.69 $0.61 $0.60 $0.56 $0.47 $0.42 $0.40 $0.36 $0.25 $0.17 $0.09 $0.09 $0.09 $0.10 $-1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 DIVIDENDS PER CLASS A COMMON SHARE - 1996 THRU 2015

HIGHLIGHTS Year ended December 31, 2015 7 REPUBLIC BANCORP

} Net income of $35.2 million, an increase of 22% over 2014, resulting in Diluted Earnings per Class A Common share of $1.70 } Return On Average Assets of 0.88% } Return On Average Equity of 6.12% } Capital ratios continued to exceed “well capitalized” with a total risk based capital ratio of 20.58% at year end } Increased quarterly cash dividend by 6%, representing the 16th increase since 1999 8 2015 HIGHLIGHTS

$40.0 Republic Processing GroupCore Banking $28.8$1.80 $1.60 $1.38 $0.60 $-2013 2014 2015 9 In Millions Net Income Earnings Per Share $35.2 $35.0 $1.70 $30.0 $25.4 $25.0 $1.40 $1.22 $29.9 $1.20 $20.0 $24.3 $1.00 $0.80 $15.0 $26.8 $10.0 $0.40 $0.20 $5.0 $-$4.5 $5.3 201320142015 $(1.4) $(5.0) 2015 HIGHLIGHTS - NET INCOME AND EARNINGS PER SHARE

} October 7, 2015 - Announced definitive agreement to acquire Cornerstone Bancorp, Inc. and merge Cornerstone Community Bank (CCB) into Republic Bank & Trust Company } $32M all-cash deal } As of March 31, 2016, CCB maintained total assets of $250M, gross loans of $190M and total deposits of $210M } Regulatory approval pending } Four Banking centers allow further penetration into Tampa, Florida MSA } Expected to be accretive to earnings in first year } Tangible book value earn-back of approximately four years 10 2015 HIGHLIGHTS - PENDING CORNERSTONE ACQUISITION

} Gross loans grew by $283 million, or 9%, during 2015 } New Corporate Banking division responsible for $100M of commercial loan growth during 2015 } Mortgage Warehouse loan portfolio grew $67 million, or 21%, to $387M } Core Banking credit metrics continued to outperform peers } Grew deposit balances $409M, the best growth in the history of the Company 11 2015 HIGHLIGHTS - CORE BANK

(Excluding Acquired Banks(1)) $116.7 $105.0 $102.0 12 In Millions $120.0 $115.0 $110.0 $104.0 $100.0 $95.0 $90.0 2013 2014 2015 (1) See Appendix A for a reconciliation to net interest income in accordance with Generally Accepted Accounting Principles (“GAAP”). 2015 HIGHLIGHTS - CORE BANK - NET INTEREST INCOME

(Excluding bargain purchase gain (1)) $30.2 2013 2014 2015 $25.0 $14.0 $14.0 $13.0 $15.0 $10.0 $6.0 $5.0 $2.7 2013 2014 2015 Service Charges on Mortgage Banking Interchange Fee Other 13 In Millions Non-Interest Income Components $35.0 $30.0 $28.4 In Millions $24.6 $13.8 $20.0 $12.0 $10.0 $8.0 $7.3 $6.2 $7.5 $6.2 $4.4 $4.0 $2.9 $3.5 $2.0 $1.7 $-$- DepositsIncomeIncome (1) See Appendix A for a reconciliation to non-interest income in accordance with GAAP. Total 2015 HIGHLIGHTS - CORE BANK - NON-INTEREST INCOME

69.5%69% 68.0%68% 14 70% 70.5% 70.0% 69.0% 68.5% 67.5% 67.0% 66.5% 66.0% 201320142015 The efficiency ratio equals total non-interest expense divided by the sum of net interest income and non-interest income. The ratio excludes net gain (loss) on sales, calls and impairment of investment securities, if applicable. 2015 HIGHLIGHTS - CORE BANK - EFFICIENCY RATIO

2015 HIGHLIGHTS - RPG

- Total dollar volume of refund transfers processed during the 2015 tax season increased 39% from the 2014 tax season
- Exited pilot phase for one Republic Credit Solutions program:
  - Originated and sold $137 million in loans during 2015 related to this program
  - Maintained $7 million in loans as of December 31, 2015 for this program
- Launched the *Build Card* at the end of 2015 through a program arrangement with FS Card Inc.
- Signed new contracts with:
  - netSprend®, which will allow us to originate netSprend-branded prepaid cards as an issuing bank during 2016
  - ClearBalance®, which will allow us to originate revolving lines of credit on a national basis

REPUBLIC BANK
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$16.1 16 2015 HIGHLIGHTS - RPG - NET REFUND TRANSFER REVENUES In Millions$17.4 $20.0 $13.9 $15.0 $10.0 $5.0 $0.0 201320142015

BALANCE SHEET 17 REPUBLIC BANCORP

18 Capital Ratio 12/31/2015 Republic Banc orp Well Capitalized Minimum Peer (1) Requirement (2) Tier 1 Leverage 14.82% 9.78%5.00% CET 1 Risk Based 18.39% 12.47%6.50% Tier 1 Risk Based 19.69% 12.55%8.00% Total Risk Based 20.58% 13.66%10.00% (1) Peer data obtained from the December 31, 2015 Uniform Bank Performance Report (“UBPR”). (2) Based on prompt corrective action thresholds for FDIC supervised financial institutions - see 12 CFR Part 324, subpart H. STRONG CAPITAL FOUNDATION

(Excluding Acquired Banks(1)) Other 19 Residential Real EstateCommercial & Construction Real Estate $ In Millions Commercial & IndustrialWarehouse Balances $3,500 $3,000 $2,500 $2,000 $1,500 $1,000 $500 $-Dec 11Dec 12Dec 13Dec 14Dec 15 (1) See Appendix A for a reconciliation to net interest income in accordance with Generally Accepted Accounting Principles (“GAAP”). $2,285 $2,492 $2,511 $2,996 $3,295 CORE BANK - LOAN PORTFOLIO - 5 YR HISTORY

(Excluding Acquired Banks) IndustrialLines of Credit12%Consum er 1%R eal EstateEstate 12%Industrial 20 Loan Portfolio Dec. 31, 2011 Loan Portfolio Dec. 31, 2015 Warehouse Com m ercial & Warehouse Lines of Credit 5%2%Consum erR esidential 1%R esidential R eal Hom e Equity48%Com m ercial & 43% 7% Hom e Equity Construction & 9% Developm ent 3% Construction & Developm ent 2% Com m ercial R eal EstateCom m ercial 29%R eal Estate 26% Total Loans: $2.3 Billion Total Loans: $3.3 Billion CORE BANK - LOAN MIX - 2011 VERSUS 2015

$387 $400 $358 $319 21 In Millions Outstanding Balance Total Commitments $800 $728 $700 $600 $528 $500 $331 $300 $217 $200 $150 $100 $-Dec 12Dec 13Dec 14Dec 15 CORE BANK - WAREHOUSE LENDING 2012-2016

CORE BANK - 2015 CORE DEPOSITS - QUARTERLY AVERAGES

(Excludes Institutional Brokered Deposits & CDs)

(in thousands)	Quarter Ended Dec 31, 2015	Quarter Ended Dec 31, 2014	Change
Non Interest Bearing	$ 675,500	$ 529,091	$ 146,409
Now & Passbook Savings	882,195	779,239	102,956
Money Market Accounts	391,973	379,635	12,338
Liquid CDs	30,647	33,803	(3,156)
Money Market CDs	18,785	18,379	406
Money Market Savings	41,905	39,658	2,247
Total Core Deposits	$ 2,041,005	$ 1,779,805	$ 261,200

REPUBLIC BANK
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23 Non-Interest BearingInterest-Bearing DDAMMDA/SAVTime DepositsBrokered Deposits $2,500 In Millions $2,000 $1,500 $1,000 $500 $-Dec 11Dec 12Dec 13Dec 14Dec 15 $1,727 $1,985 $1,977 $2,050 $2,459 CORE BANK - DEPOSITS - 5 YR HISTORY

INDUSTRY STRONG CREDIT QUALITY 24 REPUBLIC BANCORP

(Including Acquired Banks) 25 Ratio As of and for the Years Ended 12/31/201112/31/201212/31/201312/31/2014 12/31/2015 Nonperforming Loans / Total Loans1.02%0.82%0.81%0.78%0.66% Nonperforming Assets / Total Assets1.00%1.41%1.13%0.93%0.55% Delinquent Loans / Total Loans1.07%0.79%0.63%0.52%0.35% Allowance / Nonperforming Loans103%109%109%103%118% Allowance / Total Loans1.05%0.90%0.89%0.80%0.78% Net Charge-offs / Average Loans0.24%0.34%0.18%0.08%0.05% CORE BANK - CREDIT QUALITY TRENDS

INTEREST RATE MANAGEMENT STRATEGY 26 REPUBLIC BANCORP

INTEREST RATE SENSITIVITY

Asset Repricing:

- 85% of our total loan portfolio reprices within 5yrs as of December 31, 2015
- Commercial Real Estate portfolio repricing within 5yrs increased from 89% in 2014 to 92% in 2015
- Commercial & Industrial portfolio repricing within 5yrs increased from 94% in 2014 to 96% in 2015
- Mortgage Warehouse annual average balances, which reprice immediately, increased by $144 million from 2014 to 2015

Liability Repricing:

- Growth in core, non-maturity deposits ("NMD") has reduced the Bank's need for term FHLB advances, which has resulted in a lower cost of funds
- Non interest-bearing deposits accounted for 26% of retail funding at December 31, 2015
- The Bank expects to follow a prudent pricing strategy for NMD as rates rise, which positively impacts both net interest income and market value of equity

REPUBLIC BANK
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HIGHLIGHTS First Quarter 2016 28 REPUBLIC BANCORP

} Net income of $17.7 million, an increase of 29% over the first quarter of 2015 } Return On Average Assets of 1.60% } Return On Average Equity of 12.07% } Capital ratios continued to exceed “well capitalized” 29 1Q 2016 HIGHLIGHTS

$12.0$8.1 $0.90 $5.4 $0.60 $7.2 $0.20 $0.10 30 In Millions Net Income* Earnings Per Share Republic Processing GroupCore Banking $17.7 $18.0 $13.8 $16.0 $0.85 $14.0 $0.80 $0.66 $12.0 $6.6 $0.70 $0.58 $10.0 $0.50 $8.0 $0.40 $6.0 $0.30 $9.7 $4.0 $6.6 $2.0 $-$- 1Q2014 1Q2015 1Q2016 1Q 2014 1Q 2015 1Q 2016 *Due to rounding, parts may not sum to total 1Q 2016 HIGHLIGHTS - NET INCOME AND EARNINGS PER SHARE

} Net income of $8.1 million, an increase of 22% over the first quarter of 2015 } Net interest income of $31.3 million, a 10% increase over the first quarter of 2015 } Credit metrics continue to outperform peer } Non-interest income of $7.5 million, a 9% increase over the first quarter of 2015 } Third consecutive year-over-year favorable reduction in efficiency ratio 31 1Q 2016 HIGHLIGHTS - CORE BANK

(Excluding Acquired Banks(1)) 32 In Millions $31.0 $30.2 $29.0 $27.8 $27.0 $25.0 $24.0 $23.0 $21.0 $19.0 $17.0 $15.0 1Q141Q151Q16 (1) See Appendix A for a reconciliation to net interest income in accordance with GAAP. 1Q 2016 HIGHLIGHTS - CORE BANK - NET INTEREST INCOME

$1.0 $8.0 $7.5 $6.0 $5.6 $3.1 $1.3 $0.5 1Q2014 1Q2015 1Q2106 Service Charges on Mortgage Banking Interchange Fee Other 33 In Millions $7.0 $6.8 1Q20141Q20151Q2016 In Millions $5.0 $3.5 $3.3 $4.0 $3.0 $3.0 $3.0 $2.5 $2.1 $2.0 $1.6 $2.0 $1.5 $1.4 $1.5 $1.0 $1.0 $0.8 $0.5 $0.3 $-$- Deposits Income Income Non-Interest Income Components Total 1Q 2016 HIGHLIGHTS - CORE BANK - NON-INTEREST INCOME

34 78%76% 76% 74%72% 72% 70%69% 68% 66% 64% 1Q20141Q20151Q2016 The efficiency ratio equals total non-interest expense divided by the sum of net interest income and non-interest income. The ratio excludes net gain (loss) on sales, calls and impairment of investment securities, if applicable. 1Q 2016 HIGHLIGHTS - CORE BANK - EFFICIENCY RATIO

35 (dollars in thousands) Origination Channel Ending Ending BalanceBalance$ 3/31/2016 12/31/2015 Change Average Average Quarterly Quarterly BalanceBalance$ 3/31/2016 3/31/2015 Change Warehouse Lending $393,986 $386,729 $7,257 $292,574 $281,005 $11,569 Correspondent Lending 242,902 249,344 (6,442) 247,862 232,393 15,469 2012-FDIC Acquired Loans 22,383 24,520 (2,137) 23,699 38,797 (15,098) Traditional Network 2,677,360 2,658,711 18,649 2,678,984 2,462,114 216,870 Total $3,336,631 $ 3,319,304 $17,327 $3,243,119 $3,014,309 $228,810 1Q 2016 HIGHLIGHTS - CORE BANK - LOAN GROWTH

} A $1.7 million, or 11%, increase in net refund transfer revenue from 2015 } Offered the Easy Advance credit program with TRS and loaned over $123 million } Launched first hospital with Clear Balance } Launched program with Enova to pilot installment loans 36 1Q 2016 HIGHLIGHTS - RPG

37 (dollars in thousands) Origination Channel Ending Ending BalanceBalance$ 3/31/2016 12/31/2015 Change Average Average Quarterly Quarterly BalanceBalance$ 3/31/2016 3/31/2015 Change Tax Refund Solutions $6,310 $414 $5,896 $41,871 $10,826 $31,045 Republic Credit Solutions 9,028 6,892 2,136 7,699 3,932 3,767 Total $15,338 $7,306 $8,032 $49,570 $14,758 $34,812 1Q 2016 HIGHLIGHTS - RPG - LOAN GROWTH

$20.0 38 In Millions$17.1 $15.3 $14.4 $15.0 $10.0 $5.0 $0.0 1Q20141Q20151Q2016 1Q 2016 HIGHLIGHTS - RPG - NET REFUND TRANSFER REVENUES

} Close Cornerstone acquisition } Strategic in-market acquisitions } Digital customer acquisition } Grow traditional loan portfolios – commercial and retail loans } Grow product lines – Warehouse Lending, Dealer Services, Equipment Lease Financing } Expand new lines of business – Prepaid Cards, Short-term credit products 39 2016 INITIATIVES

It’s just easier here. ® 40 REPUBLIC BANCORP

THANK YOU 41 REPUBLIC BANCORP

42 (in thousands)Years Ended Dec. 31, 201320142015 Three Months Ended Mar. 31, 20142015 2016 Net interest income excluding the impact of the Company's 2012 FDIC-assisted transactions(1)$101,974$103,961$116,728$23,953$27,757$30,244 Net interest income on loans acquired in the Company's 2012 FDIC-assisted transactions11,0538,4824,0033,2065981,051 Net interest income - GAAP$113,027$112,443$120,731$27,159$28,355$31,295 (in thousands)Years Ended Dec. 31, 201320142015 Three Months Ended Mar. 31, 20142015 2016 Non-interest income excluding bargain purchase gain(1)$30,147$24,607$28,441$5,634$6,839$7,468 Bargain purchase gain1,324-----Non-interest income - GAAP$31,471$24,607$28,441$5,634$6,839$7,468 (1) Management believes that excluding the impact of the Company’s 2012 FDIC-assisted transactions or (“Acquired Banks”), including any bargain purchase gain associated with the Acquired Banks, provides a more meaningful measure of the Bank’s performance. APPENDIX A - NON-GAAP DISCLOSURES - NET INTEREST INCOME AND NON-INTEREST INCOME

43 (in thousands) Years Ended Dec. 31, 2011 2012 2013 2014 2015 Core Bank loan portfolio excluding acquired banks $ 2,285,295 $ 2,511,481 $ 2,491,791 $ 2,996,226 $ 3,294,784 Acquired banks loan portfolio - 138,716 96,174 40,188 24,520 Core Bank loan portfolio - GAAP$ 2,285,295 $ 2,650,197 $ 2,587,965 $ 3,036,414 $ 3,319,304 (1) Management believes that excluding the impact of the Company’s 2012 FDIC-assisted transactions or (“Acquired Banks”), provides a more meaningful measure of the Bank’s performance. APPENDIX A - NON-GAAP DISCLOSURES - CORE BANK - LOAN PORTFOLIO